CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Registration Statement on Form 10 of our report dated July 19, 2013 relating to the financial statements of Spindle Inc.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada

February 25, 2014

702-735-5030 ● 8880 West Sunset Road, Third Floor, Las Vegas NV 89148 ● www.llbradford.com